EXHIBIT 99.1

For Immediate Release

Waste Management Announces Fourth Quarter and Full-Year 2020 Earnings	FOR MORE INFORMATION Waste Management Web site www.wm.com

2020 Financial Performance Demonstrates Strength and Resiliency
Company Maintains Disciplined Focus on Cost and Capital Management
Recent ESG Accolades Complement Strong Financial Results

Houston — Feb. 18, 2021 — Waste Management, Inc. (NYSE: WM) today announced financial results for the quarter and year ended December 31, 2020.

	Three Months Ended				Year Ended
	December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019		Analysts
	(in millions, except per share amounts)				(in millions, except per share amounts)				Ed Egl

	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	713.265.1656 eegl@wm.com

Revenue	$4,067	$4,067	$3,846	$3,846	$15,218	$15,218	$15,455	$15,455	Media Janette Micelli
									602.579.6152
Income from Operations	$654	$706	$655	$726	$2,434	$2,650	$2,706	$2,809	jmicelli@wm.com

Operating EBITDA(b)	$1,090	$1,142	$1,050	$1,121	$4,105	$4,321	$4,280	$4,383

Operating EBITDA Margin	26.8%	28.1%	27.3%	29.1%	27.0%	28.4%	27.7%	28.4%
Net Income(c)	$438	$481	$447	$507	$1,496	$1,713	$1,670	$1,881

Diluted EPS	$1.03	$1.13	$1.05	$1.19	$3.52	$4.03	$3.91	$4.40

The Company’s fourth quarter results continued the positive momentum from the third quarter, as organic revenue growth in the collection and disposal business was nearly flat year-over-year and improved 250 basis points sequentially and 890 basis points from the low in the second quarter. Additionally, the Company maintained its disciplined focus on cost and capital management. As a result, fourth quarter adjusted operating EBITDA increased 4.1% year-over-year when normalized to exclude the acquisition of Advanced Disposal as well as timing differences in the government approvals of alternative fuel tax credits.(a) This growth was achieved despite macroeconomic challenges stemming from the COVID-19 pandemic.

“I am extremely proud of how our team worked through the challenges during 2020 to provide reliable, high quality service, and continued to do so as we welcomed new customers and team members following our acquisition of Advanced Disposal,” said Jim Fish, Waste Management’s President and Chief Executive Officer. “Our focus on operational execution and efficiency allowed us to match the highest full-year adjusted operating EBITDA margin we have ever achieved at 28.4%.(a) So, in a year where many companies suffered significant financial impacts from the pandemic and resulting economic crisis, Waste Management delivered full-year 2020 results within 1.5% of our record-high 2019 adjusted operating EBITDA.(a)

“Complementing our strong financial performance is the recognition that we continue to receive for leading the way to a more sustainable future. Fortune magazine recently named Waste Management to its 2021 World’s Most Admired Companies List, and for the fifth consecutive year, CDP included Waste Management on its ‘A List’ for climate leadership. We remain committed not only to managing waste responsibly but also investing in recycling infrastructure and renewable energy projects and collaborating with our stakeholders to create new, sustainable environmental solutions.”

KEY HIGHLIGHTS FOR THE FOURTH QUARTER AND THE FULL YEAR 2020

Revenue

•	In the fourth quarter of 2020, revenue increased $185 million in the Company’s collection and disposal business compared to the fourth quarter of 2019, primarily driven by $202 million in acquisition revenue and $79 million of growth from yield partially offset by $93 million in volume declines. For the full year, revenue decreased $141 million in the Company’s collection and disposal business compared to 2019, primarily driven by $669 million in volume declines partially offset by $299 million of growth from yield and $244 million in acquisition revenue.
•	Core price for the fourth quarter of 2020 was 3.2% compared to 4.3% in the fourth quarter of 2019. For the full year, core price was 2.9% for 2020 compared to 4.2% in 2019.(d)
•	Collection and disposal yield was 2.3% in the fourth quarter of 2020 compared to 3.2% in the fourth quarter of 2019. For the full year, collection and disposal yield was 2.2% in 2020 compared to 2.8% in 2019.
•	The Company’s 2020 pricing results were muted relative to historical results due to deliberate customer-centric steps taken during the second quarter to temporarily suspend price increases and certain fees for customers impacted by the COVID-19 pandemic. The Company remains firmly committed to its pricing programs as evidenced by the Company’s strong post-collection and residential yield.
•	Total Company volumes declined 2.6% in the fourth quarter of 2020 compared to a decline of 5.1% in the third quarter of 2020 and a decline of 0.4% in the fourth quarter of 2019. For the full year, total Company volumes declined 4.5% in 2020 compared to growth of 2.3% in 2019.

Cost Management

•	Total Company operating expenses were 61.5% of revenue in the fourth quarter of 2020 compared to 60.2% in the fourth quarter of 2019. The increase was primarily driven by an unfavorable comparison for alternative fuel tax credits of 150 basis points. For the full year, total Company operating expenses were 61.4% of revenue in both 2020 and 2019.
•	SG&A expenses were 12.5% of revenue in the fourth quarter of 2020 compared to 11.6% in the fourth quarter of 2019. On an adjusted basis, SG&A expenses were 10.4% of revenue in the fourth quarter of 2020 compared to 10.7% in the fourth quarter of 2019. For the full year, SG&A expenses were 11.4% of revenue in 2020 compared to 10.6% in 2019. On an adjusted basis, SG&A expenses were 10.2% of revenue in 2020 compared to 10.3% in 2019.(a)
•	The recently-closed Advanced Disposal acquisition increased operating expenses as a percentage of revenue by 40 basis points in the fourth quarter of 2020 and had an immaterial impact on adjusted SG&A expenses as a percentage of revenue in the fourth quarter of 2020.

Profitability

•	Total Company operating EBITDA was $1.09 billion, or 26.8% of revenue, for the fourth quarter of 2020 compared to $1.05 billion, or 27.3% of revenue, for the fourth quarter of 2019. On an adjusted basis, total Company operating EBITDA was $1.14 billion, or 28.1% of revenue, for the fourth quarter of 2020 compared to adjusted operating EBITDA of $1.12 billion, or 29.1% of revenue, for the same period in 2019.(a) The margin decreases were driven by an unfavorable comparison for alternative fuel tax credits of 150 basis points.

•	For the full year, total Company operating EBITDA was $4.11 billion, or 27.0% of revenue, for 2020 compared to $4.28 billion, or 27.7% of revenue, for 2019. On an adjusted basis, total Company operating EBITDA was $4.32 billion for 2020 compared to adjusted operating EBITDA of $4.38 billion for 2019. Adjusted operating EBITDA was 28.4% of revenue in both years, demonstrating the Company’s strong focus on controlling costs in the lower volume environment.(a)
•	The recently-closed Advanced Disposal acquisition had a negative 50 basis point impact on adjusted operating EBITDA as a percentage of revenue in the fourth quarter of 2020.
•	In the fourth quarter of 2020, the Company realized between $10 and $15 million of annualized run-rate synergies from the acquisition of Advanced Disposal.

Free Cash Flow & Capital Allocation

•	In the fourth quarter of 2020, net cash provided by operating activities was $753 million compared to $1.02 billion in the fourth quarter of 2019. For the full year, net cash provided by operating activities was $3.40 billion in 2020 compared to $3.87 billion in 2019. The year-over-year comparisons were impacted by an increase in cash taxes, which was due in large part to the tax gain realized on the sale of assets and businesses to GFL Environmental.
•	During the second and third quarters of 2020, the Company deferred payment of payroll taxes as provided for by the CARES Act. In light of the Company's strong financial performance and operating cash flow, management elected to pay the previously deferred 2020 payroll taxes in the fourth quarter. While there is no impact of this decision on the comparison of 2020 and 2019 cash flow from operations, this decision decreased fourth quarter and full year 2020 cash flow by approximately $120 million from prior outlook.
•	In the fourth quarter of 2020, capital expenditures were $394 million compared to $286 million in the fourth quarter of 2019. For the full year, capital expenditures were $1.63 billion in 2020 compared to $1.82 billion in 2019 as the Company took prudent steps to reduce and defer certain aspects of capital spending.
•	In the fourth quarter of 2020, the Company closed on the sale to GFL Environmental of the assets required to be divested by the U.S. Department of Justice in connection with the Advanced Disposal acquisition. Proceeds from divestures were $865 million during the fourth quarter of 2020, with $856 million of this related to the divestitures to GFL Environmental. For the full year, proceeds from divestures were $885 million in 2020 compared to $49 million in 2019.
•	In the fourth quarter of 2020, free cash flow was $1.22 billion compared to $756 million in the fourth quarter of 2019. For the full year, free cash flow was $2.66 billion in 2020 compared to $2.11 billion in 2019.(a)
•	During the fourth quarter of 2020, the Company paid $231 million of dividends to shareholders.

2021 OUTLOOK

Revenue Growth

•	Total Company revenue growth is expected to be between 10.75% and 11.25%. Combined internal revenue growth from yield and volume in the collection and disposal business is expected to be between 4% and 4.5%, primarily driven by the Company’s disciplined pricing programs which are expected to result in core price of 4.0% or greater and yield of approximately 2.5%.

Profitability

•	Adjusted operating EBITDA is expected to be between $4.75 and $4.9 billion for the full year.(a)
•	Synergies from the completed acquisition of Advanced Disposal are included in this measure and are expected to be between $50 million and $60 million in 2021.

Free Cash Flow & Capital Allocation

•	Free cash flow is projected to be between $2.25 and $2.35 billion.(a)
•	Capital expenditures are expected to be in the range of $1.78 to $1.88 billion.The Company is committed to returning its leverage ratio, as defined in its revolving credit facility financial covenant, to its targeted long-term range of between 2.5 and 3-to-1 during 2021.
•	The Board of Directors has indicated its intention to increase the dividend by $0.12 per share to $2.30 on an annual basis for an approximate annual cost of $975 million. This represents the 18th consecutive year of increases in the Company’s per share dividend. The Board of Directors must separately approve and declare each dividend.
•	In December 2020, the Board of Directors refreshed the Company’s share repurchase authorization, allowing for the repurchase of up to $1.35 billion of the Company’s common stock, signaling confidence in the cash flow outlook.

Fish concluded, “In 2020, we quickly and successfully learned to operate our business with a lower cost structure while maintaining our focus on exceptional customer service. We also completed the acquisition of Advanced Disposal and accelerated our customer service digitalization investments, all while matching our highest adjusted operating EBITDA margin and generating strong cash flow. In 2021, we will continue to make investments in technology that transform our business and integrate the Advanced Disposal business, and we are well-positioned to generate strong returns.”

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(a)	The information labeled "As Adjusted" in the table above, as well as adjusted SG&A expenses, adjusted operating EBITDA outlook and free cash flow are non-GAAP measures. Please see "Non-GAAP Financial Measures" below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly-titled measures reported by other companies.

(c)	For purposes of this press release, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(d) Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time. Beginning with the fourth quarter 2019, the Company has updated its core price calculation. With advancements in technology, the Company began collecting additional transactional customer level data, which provides improved clarity of the impact of the Company’s pricing activities. While this does not change the year-over-year core price performance result, the new measure reflects a more precise calculation in the evaluation of revenue changes.

The Company will host a conference call at 10 a.m. (Eastern) today to discuss the fourth quarter and full year results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

The conference call will be webcast live from the Investors section of Waste Management’s website www.wm.com. To access the conference call by telephone, please dial (877) 710-6139 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States or Canada, please dial (706) 643-7398. Please utilize conference ID number 1965816 when prompted by the conference call operator.

A replay of the conference call will be available on the Company’s website www.wm.com and by telephone from approximately 1:00 p.m. (Eastern) today through 5:00 p.m. (Eastern) on Thursday, March 4, 2021. To access the replay telephonically, please dial (855) 859-2056, or from outside of the United States or Canada dial (404) 537-3406 and use the replay conference ID number 1965816.

about waste management

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management environmental services in North America, providing services throughout the United States and Canada. Through its subsidiaries, the Company provides collection, transfer, disposal services, and recycling and resource recovery. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The Company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com.

Forward-Looking Statements

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to, all statements under the heading “2021 Outlook”, as well as all statements regarding future performance or financial results of our business; future investments and results from investments; cost structure or efficiencies; integration of, and benefits from, the acquisition of Advanced Disposal Services, Inc. (“Advanced Disposal”); future leverage ratio; future share repurchases and future sustainability efforts. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to failure to implement our optimization, growth, and cost savings initiatives and overall business strategy; failure to identify acquisition targets and negotiate attractive terms; failure to consummate or integrate acquisitions; failure to obtain the results anticipated from acquisitions; failure to successfully integrate the acquisition of Advanced Disposal, realize anticipated synergies or obtain the results anticipated from such acquisition; environmental and other regulations, including developments related to emerging contaminants, gas emissions and renewable fuel; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits; failure to attract, hire and retain key team members and a high quality workforce; labor disruptions and wage-related regulations; significant storms and destructive events influenced by climate change; public health risk and other impacts of COVID-19 or similar pandemic conditions, including increased costs, social and commercial disruption and service reductions; increased competition; pricing actions; commodity price fluctuations; international trade restrictions; disposal alternatives and waste diversion; declining waste volumes; weakness in general economic conditions and capital markets; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected, including implementation of a new enterprise resource planning system; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; negative outcomes of litigation or governmental proceedings; and decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K as updated by our subsequent quarterly reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted income from operations, adjusted SG&A expenses, adjusted operating EBITDA, adjusted operating EBITDA margin, and free cash flow, as well as projections of adjusted operating EBITDA and free cash flow for 2021. All of these items are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected full year 2021 adjusted operating EBITDA is anticipated to exclude the effects of other events or circumstances in 2021 that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating revenues	$4,067	$3,846	$15,218	$15,455
Costs and expenses:
Operating	2,500	2,314	9,341	9,496
Selling, general and administrative	510	445	1,728	1,631
Depreciation and amortization	436	395	1,671	1,574
Restructuring	—	3	9	6
(Gain) loss from divestitures, asset impairments and unusual items, net	(33)	34	35	42
	3,413	3,191	12,784	12,749
Income from operations	654	655	2,434	2,706
Other income (expense):
Interest expense, net	(97)	(110)	(425)	(411)
Loss on early extinguishment of debt, net	(1)	—	(53)	(85)
Equity in net losses of unconsolidated entities	(12)	(16)	(68)	(55)
Other, net	3	2	5	(50)
	(107)	(124)	(541)	(601)
Income before income taxes	547	531	1,893	2,105
Income tax expense	109	84	397	434
Consolidated net income	438	447	1,496	1,671
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	1
Net income attributable to Waste Management, Inc.	$438	$447	$1,496	$1,670
Basic earnings per common share	$1.04	$1.05	$3.54	$3.93
Diluted earnings per common share	$1.03	$1.05	$3.52	$3.91
Weighted average basic common shares outstanding	422.9	424.5	423.0	424.6
Weighted average diluted common shares outstanding	425.1	427.4	425.1	427.5

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$553	$3,561
Receivables, net	2,624	2,319
Other	363	329
Total current assets	3,540	6,209
Property and equipment, net	14,148	12,893
Goodwill	8,994	6,532
Other intangible assets, net	1,024	521
Other	1,639	1,588
Total assets	$29,345	$27,743
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$3,002	$2,926
Current portion of long-term debt	551	218
Total current liabilities	3,553	3,144
Long-term debt, less current portion	13,259	13,280
Other	5,079	4,249
Total liabilities	21,891	20,673
Equity:
Waste Management, Inc. stockholders’ equity	7,452	7,068
Noncontrolling interests	2	2
Total equity	7,454	7,070
Total liabilities and equity	$29,345	$27,743

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Years Ended
	December 31,
	2020	2019
Cash flows from operating activities:
Consolidated net income	$1,496	$1,671
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	1,671	1,574
Loss on early extinguishment of debt, net	53	85
Other	510	464
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(327)	80
Net cash provided by operating activities	3,403	3,874
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(4,085)	(521)
Capital expenditures	(1,632)	(1,818)
Proceeds from divestitures of businesses and other assets (net of cash divested)	885	49
Other, net	(15)	(86)
Net cash used in investing activities	(4,847)	(2,376)
Cash flows from financing activities:
New borrowings	5,790	4,683
Debt repayments	(7,807)	(533)
Premiums paid on early extinguishment of debt	(30)	(84)
Net commercial paper borrowings (repayments)	1,808	(1,001)
Common stock repurchase program	(402)	(248)
Cash dividends	(927)	(876)
Exercise of common stock options	63	67
Tax payments associated with equity-based compensation transactions	(34)	(33)
Other, net	(20)	(11)
Net cash (used in) provided by financing activities	(1,559)	1,964
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	4	2
(Decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(2,999)	3,464
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	3,647	183
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$648	$3,647

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Commercial	$1,086	$1,082	$4,102	$4,229
Residential	747	657	2,716	2,613
Industrial	743	726	2,770	2,916
Other collection	118	121	465	482
Total collection	2,694	2,586	10,053	10,240
Landfill	960	966	3,667	3,846
Transfer	493	463	1,855	1,820
Recycling	308	240	1,127	1,040
Other	479	413	1,776	1,758
Intercompany (a)	(867)	(822)	(3,260)	(3,249)
Total	$4,067	$3,846	$15,218	$15,455

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended December 31, 2020 vs. 2019				Period-to-Period Change for the Year Ended December 31, 2020 vs. 2019
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(b)	Amount	Company(c)	Amount	Business(b)	Amount	Company(c)
Collection and disposal	$79	2.3%			$299	2.2%
Recycling commodities (d)	71	31.7			75	7.6
Fuel surcharges and mandated fees	(33)	(22.8)			(151)	(24.7)
Total average yield (e)			$117	3.1%			$223	1.5%
Volume			(99)	(2.6)			(692)	(4.5)
Internal revenue growth			18	0.5			(469)	(3.0)
Acquisitions			205	5.3			248	1.7
Divestitures			(5)	(0.2)			(8)	(0.1)
Foreign currency translation			3	0.1			(8)	(0.1)
Total			$221	5.7%			$(237)	(1.5)%

	Period-to-Period Change for the Three Months Ended December 31, 2020 vs. 2019		Period-to-Period Change for the Year Ended December 31, 2020 vs. 2019
	As a % of Related Business(b)		As a % of Related Business(b)
	Yield	Volume	Yield	Volume(f)
Commercial	1.9%	(4.3)%	2.4%	(4.8)%
Industrial	3.2	(6.2)	2.7	(8.6)
Residential	3.7	(1.4)	2.9	(2.1)
Total collection	2.6	(3.8)	2.5	(4.8)
MSW	2.4	1.2	2.3	(2.0)
Transfer	2.9	(2.1)	3.0	(1.3)
Total collection and disposal	2.3%	(2.7)%	2.2%	(5.0)%

(a)	Intercompany revenues between lines of business are eliminated in the Condensed Consolidated Financial Statements included herein.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.

(c)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current year period.

(d)	Net impact of commodity price variability and changes in fees.

(e)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(f)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow (a)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$753	$1,022	$3,403	$3,874
Capital expenditures	(394)	(286)	(1,632)	(1,818)
Proceeds from divestitures of businesses and other assets (net of cash divested)
	865	20	885	49
Free cash flow	$1,224	$756	$2,656	$2,105

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Supplemental Data

Internalization of waste, based on disposal costs	67.9%	67.1%	68.3%	66.6%

Landfill amortizable tons (in millions)	29.1	29.0	112.0	120.7

Acquisition Summary (b)

Gross annualized revenue acquired	1,209	1	1,212	171

Total consideration , net of cash acquired	4,083	2	4,085	515

Cash paid for acquisitions consummated during the period, net of cash acquired	4,083	2	4,085	512

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	4,084	9	4,088	527

Amortization, Accretion and Other Expenses for Landfills:	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Landfill amortization expense:
Cost basis of landfill assets	$127	$117	$472	$489
Asset retirement costs	7	18	96	86
Total landfill amortization expense	134	135	568	575
Accretion and other related expense	29	26	105	102
Landfill amortization, accretion and other related expense	$163	$161	$673	$677

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.
(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended December 31, 2020
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$654	$547	$109		$438	$1.03
Adjustments:
Advanced Disposal acquisition-related costs	80	80	17		63
Gain from divestitures, net (b)	(33)	(33)	(8)		(25)
Enterprise resource planning system related costs	5	5	1		4
Loss on extinguishment of debt	-	1	-		1
	52	53	10		43	0.10
As adjusted amounts	$706	$600	$119	(c)	$481	$1.13
Depreciation and amortization	436
As adjusted operating EBITDA	$1,142

	Three Months Ended December 31, 2019
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$655	$531	$84		$447	$1.05
Adjustments:
Loss from divestitures, asset impairments and unusual items, net	34	34	6		28
Advanced Disposal acquisition-related costs	24	28	6		22
Enterprise resource planning system related costs	10	10	2		8
Restructuring	3	3	1		2
	71	75	15		60	0.14
As adjusted amounts	$726	$606	$99	(c)	$507	$1.19
Depreciation and amortization	395
As adjusted operating EBITDA	$1,121

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."
(b)	The net gain from divestitures is related to the sale of our assets and businesses to GFL Environmental pursuant to an agreement executed to address divestitures required by the U.S. Department of Justice in connection with our acquisition of Advanced Disposal.
(c)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The fourth quarter 2020 and 2019 adjusted effective tax rates were 19.8% and 16.3%, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Year Ended December 31, 2020
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$2,434	$1,893	$397		$1,496	$3.52
Adjustments:
Advanced Disposal acquisition-related costs	146	146	29		117
Loss on extinguishment of debt	-	53	13		40
(Gain) loss from divestitures, asset impairments and unusual items, net	38	45	9		36
Enterprise resource planning system related costs	25	25	6		19
Restructuring	7	7	2		5
	216	276	59		217	0.51
As adjusted amounts	$2,650	$2,169	$456	(b)	$1,713	$4.03
Depreciation and amortization	1,671
As adjusted operating EBITDA	$4,321

	Year Ended December 31, 2019
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$2,706	$2,105	$434		$1,670	$3.91
Adjustments:
Loss on early extinguishment of debt	-	84	20		64
Impairment of an investment and other	-	55	-		55
Loss from divestitures, asset impairments and unusual items, net	57	57	12		45
Advanced Disposal acquisition-related costs	33	45	8		37
Enterprise resource planning system related costs	10	10	2		8
Restructuring	3	3	1		2
	103	254	43		211	0.49
As adjusted amounts	$2,809	$2,359	$477	(b)	$1,881	$4.40
Depreciation and amortization	1,574
As adjusted operating EBITDA	$4,383

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."
(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The full year 2020 and 2019 adjusted effective tax rate were 21.0% and 20.2%, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended
	December 31, 2020		December 31, 2019
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin	Amount	As a % of Revenues	Amount	As a % of Revenues
Operating revenues, as reported	$4,067		$3,846
Advanced disposal contribution	(205)		-
Adjusted operating revenues	$3,862		$3,846

Income from operations, as reported	654		655
Depreciation and amortization, as reported	436		395
Operating EBITDA, as reported	$1,090	26.8%	$1,050	27.3%
Adjustments:
Advanced Disposal acquisition-related costs	80		24
(Gain) loss from divestitures, asset impairments and unusual items, net	(33)		34
Enterprise resource planning system related costs	5		10
Restructuring	-		3
Adjusted operating EBITDA	$1,142	28.1%	$1,121	29.1%
Adjustments for Advanced Disposal's contribution:
Income from operations, as reported	4		-
Depreciation and amortization, as reported	(42)		-
Adjusted operating EBITDA less Advanced Disposal's operating EBITDA	$1,104	28.6%	$1,121	29.1%
Fuel tax credits	(13)		(73)
Further adjusted operating EBITDA (a)	$1,091	28.2%	$1,048	27.2%

	Years Ended
	December 31, 2020		December 31, 2019
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin	Amount	As a % of Revenues	Amount	As a % of Revenues
Operating revenues, as reported	$15,218		$15,455
Advanced Disposal's contribution - operating revenues, as reported	(205)		-
Adjusted operating revenues	$15,013		$15,455

Income from operations, as reported	2,434		2,706
Depreciation and amortization, as reported	1,671		1,574
Operating EBITDA, as reported	$4,105	27.0%	$4,280	27.7%
Adjustments:
Advanced Disposal acquisition-related costs	146		33
(Gain) loss from divestitures, asset impairments and unusual items, net	38		57
Enterprise resource planning system related costs	25		10
Restructuring	7		3
Adjusted operating EBITDA	$4,321	28.4%	$4,383	28.4%
Adjustments for Advanced Disposal's contribution:
Income from operations, as reported	4
Depreciation and amortization, as reported	(42)
Adjusted operating EBITDA less Advanced Disposal's operating EBITDA	$4,283	28.5%

(a)	Further adjusting for Advanced Disposal's operating EBITDA contribution and the fuel tax credit benefit, our fourth quarter 2020 operating EBITDA grew $43 million or 4.1% as compared with the same period prior year.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended
	December 31, 2020		December 31, 2019
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin	Amount	As a % of Revenues	Amount	As a % of Revenues
Operating revenues, as reported	$4,067		$3,846

SG&A expenses, as reported	$510	12.5%	$445	11.6%
Adjustments:
Advanced Disposal acquisition-related costs	(80)		(24)
Enterprise resource planning system related costs	(5)		(10)
Adjusted SG&A expenses	$425	10.4%	$411	10.7%

	Years Ended
	December 31, 2020		December 31, 2019
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin	Amount	As a % of Revenues	Amount	As a % of Revenues
Operating revenues, as reported	$15,218		$15,455

SG&A expenses, as reported	$1,728	11.4%	$1,631	10.6%
Adjustments:
Advanced Disposal acquisition-related costs	(146)		(33)
Enterprise resource planning system related costs	(25)		(10)
Adjusted SG&A expenses	$1,557	10.2%	$1,588	10.3%
Advanced Disposal SG&A spending	(25)
Further adjusted SG&A expenses (a)	$1,532

2021 Projected Free Cash Flow Reconciliation (b)

	Scenario 1	Scenario 2
Net cash provided by operating activities	$3,980	$4,130
Capital expenditures	(1,780)	(1,880)
Proceeds from divestitures of businesses and other assets (net of cash divested)	50	100
Free cash flow	$2,250	$2,350

(a)	Excluding the $25 million of SG&A spending associated with the acquired Advanced Disposal operations, SG&A improved by $56 million for the full year 2020 as compared with same period prior year.
(b)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2021. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.